UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2014

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 7.01. Regulation FD Disclosure.

On July 24, 2014, BGC Partners, Inc. (the “Company” or “BGC”) issued a press release entitled “Statement from BGC Partners Regarding Recent Stock Transactions.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. Other Events.

As previously disclosed, pursuant to certain rights previously granted in connection with the Company’s 2008 merger and pursuant to the Sixth Amendment to the BGC Holdings, L.P. (“BGC Holdings”) limited partnership agreement, Cantor Fitzgerald, L.P. (“Cantor”) has a right to purchase from BGC Holdings any founding partner units of BGC Holdings that have not become exchangeable that are redeemed by BGC Holdings upon termination or bankruptcy of former Cantor partners who were founding partners of BGC Holdings and an equivalent number of units to those made exchangeable on behalf of such founding partners.

On July 21, 2014, the Company issued exchange rights with respect to, and Cantor purchased, an aggregate of 3,142,257 exchangeable limited partnership units in BGC Holdings consisting of (i) 1,371,058 such units in connection with the redemption by BGC Holdings of an aggregate of 1,371,058 non-exchangeable founding partner units from former Cantor partners who were terminated founding partners of BGC Holdings, and (ii) 1,771,199 such units in connection with the grant of exchangeability to 1,771,199 units held by former Cantor partners who were terminated founding partners of BGC Holdings. Such exchangeable limited partnership units were exchangeable by Cantor at any time on a one-for-one basis for shares of common stock of the Company. The aggregate net purchase price paid by Cantor for such units was $10,605,549. The Company’s issuances of the exchange rights in connection with such units were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Immediately after Cantor’s purchases of such exchangeable limited partnership units, also on July 21, 2014, the Company purchased from Cantor an aggregate of 5 million units and shares, consisting of (i) all of such 3,142,257 units and (ii) 1,857,743 previously-owned shares of the Company’s Class A common stock, for $7.74 per unit/share, the closing price per share of the Class A common stock on the date of such purchases. The Audit Committee of the Company’s Board of Directors authorized the transactions.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	BGC Partners, Inc. press release dated July 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: July 24, 2014	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated July 24, 2014, regarding the Company’s issuance of exchange rights to, and purchase of, exchangeable limited partnership units and shares of Class A common stock from Cantor Fitzgerald, L.P.]

Exhibit List

Exhibit No.	Description

99.1	Press release dated July 24, 2014